Exhibit 99.1

Dear Unitholder:

As you are aware, Navios Maritime Midstream Partners L.P. (“Navios Midstream”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 7, 2018, with Navios Maritime Acquisition Corporation (“Navios Acquisition”), pursuant to which Navios Midstream will merge with a wholly-owned subsidiary of Navios Acquisition (the “Merger”). Navios Acquisition filed a registration statement (the “Registration Statement”) on Form F-4 (including an information statement/prospectus describing the Merger and Navios Acquisition’s shares of common stock (the “Navios Acquisition Common Stock”) and/or series E convertible preferred stock (the “Navios Acquisition Series E Preferred Stock”) to be issued in the Merger) with the Securities and Exchange Commission (“SEC”) on [●], 2018. The registration statement was declared effective by the SEC on [●], 2018 and the information statement/prospectus (the “Information Statement/Prospectus”) was mailed to you, together with this election form (this “Election Form”), on [●], 2018.

Assuming the Merger is consummated, then, upon effectiveness of the Merger, each outstanding common unit (a “Navios Midstream Common Unit”) representing limited partnership interests in Navios Midstream that is held by a unitholder other than Navios Acquisition, Navios Midstream, or their respective subsidiaries (each such Navios Midstream Common Unit a “Navios Midstream Public Unit”) may elect to receive, for each Navios Midstream Public Unit owned, either (i) 0.42 shares of common stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Common Stock” and such amount of Navios Acquisition Common Stock to be received for each Navios Midstream Public Unit, the “Common Stock Consideration”) or (ii) 1 share of series E convertible preferred stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Series E Preferred Stock” and such amount of Navios Acquisition Series E Preferred Stock to be received for each Navios Midstream Public Unit, the “Preferred Stock Consideration”). Navios Acquisition will not issue any fractional shares. If the application of the exchange ratio to all Navios Midstream Public Units in respect of which a holder of Navios Midstream Public Units elects to receive the Common Stock Consideration would cause such holder to receive a fraction of a share of Navios Acquisition Common Stock of 0.5 or above, then such holder will receive a full share of Navios Acquisition Common Stock. If the application of such exchange ratio would cause such holder to receive a fraction of a share of Navios Acquisition Common Stock of less than 0.5, such holder will not receive any consideration for such fractional share, which will be forfeited.

Please promptly follow the instructions on the enclosed Election Form in order to indicate your desired form of Merger consideration with respect to your Navios Midstream Public Units.

In order for your election to be properly made and effective, [●] (the “Exchange Agent”) must RECEIVE, no later than 5:00 p.m., Eastern Time, on [●] (the “Election Deadline”):

(1)	(a) your completed and signed Election Form; (b) the unit certificate(s), if any, representing the Navios Midstream Public Unit(s); and
(c) your completed and signed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable, a copy of which can be obtained at www.irs.gov; AND

(2)

if you are a broker, bank or other nominee and you cannot submit the unit certificate(s), if any, to the Exchange Agent, or otherwise cannot complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account, prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery.

Any unit certificate(s) received by the Exchange Agent prior to the closing of the Merger will be held in escrow pending the closing of the Merger. If the Merger is not consummated, then your unit certificate(s) (if any) will be promptly returned to you.

An election with respect to the Navios Midstream Public Units held beneficially, including through the Depository Trust Company must be submitted by the broker, bank or other nominee.

For the avoidance of doubt, if you are not a broker, bank or other nominee, you are not required to transfer your Navios Midstream Public Units to the Exchange Agent in order to make an effective election.

Enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return to the Exchange Agent your materials as noted above. Do not send any documents to Navios Midstream or to Navios Acquisition.

There is a limited period of time for you to deliver your Election Form and the other documentation specified above. Therefore, we encourage you to submit your Election Form and the other documentation specified above promptly. If you do not make a valid election, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made. In addition, your election is subject to certain limitations set forth in the Merger Agreement.

You can find additional information on the Merger, its terms and related transactions in the Information Statement/Prospectus. You may refer to the Registration Statement which is available for review on the website of the SEC. The information contained in the Information Statement/Prospectus speaks as of [●], 2018, and does not reflect subsequent developments. You should rely only on the information contained in or attached to the Information Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in or attached to in those documents.

If you have any questions regarding the election materials, please call or email Navios Midstream’s Investor Relations Department, at (212) 906-8647 or investors@navios-midstream.com.

Sincerely,

[●]

[Title]

ELECTION FORM

With respect to Navios Midstream Public Units.

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON [●], 2018

Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 7, 2018 (the “Merger Agreement”), by and among Navios Maritime Acquisition Corporation (“Navios Acquisition”), NMA Sub LLC, a wholly owned subsidiary of Navios Acquisition (“Merger Sub”), Navios Maritime Midstream Partners L.P. (“Navios Midstream”) and Navios Maritime Midstream Partners GP LLC (“Navios Midstream GP”), Merger Sub will merge with and into Navios Midstream, with Navios Midstream continuing as the surviving entity (the “Merger”). Pursuant to the terms of the Merger Agreement, each outstanding common unit representing limited partner interests in Navios Midstream (the “Navios Midstream Common Units”) that is held by a unitholder other than Navios Acquisition, Navios Midstream and their respective subsidiaries (such Navios Midstream Common Units, the “Navios Midstream Public Units”) will be converted into the right to receive, at the election of each such unitholder, either (i) 0.42 shares of common stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Common Stock” and such amount of Navios Acquisition Common Stock to be received for each Navios Midstream Public Unit, the “Common Stock Consideration”), or (ii) one share of Navios Acquisition series E convertible preferred stock, par value 0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Series E Preferred Stock” and such amount of Navios Acquisition Series E Preferred Stock to be received for each Navios Midstream Public Unit, the “Preferred Stock Consideration”).

For a full discussion of the Merger, the Merger consideration and the effect of this election, see the Information Statement/Prospectus, dated [●], 2018, that was mailed to holders of Navios Midstream Common Units with this Election Form and is available for review on the website of the U.S. Securities and Exchange Commission (the “SEC”). You may refer to the Registration Statement on Form F-4 filed by Navios Acquisition with the SEC (File No. 333-228051).

The Election Form and the unit certificate(s), if any, representing the Navios Midstream Public Unit(s), together with a completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, AND if you are a broker, bank or other nominee and you cannot submit the unit certificate(s), if any, to the Exchange Agent, or otherwise cannot complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at the Depository Trust Company (“DTC”), prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery, must, in each case, be RECEIVED by the exchange agent for the Merger, [●] (the “Exchange Agent”), no later than 5:00 p.m., Eastern Time, on [●], 2018 (the “Election Deadline”).

DESCRIPTION OF NAVIOS MIDSTREAM PUBLIC UNITS TO BE EXCHANGED
Name(s), Address(es) and Signature(s) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on unit certificate(s) (if any) or on Navios Midstream’s transfer records)	Navios Midstream Public Units to be Exchanged (attach additional list if necessary)
Certificated Navios Midstream Public Units (if any)*
	Certificate Number(s)*	Number of Navios Midstream Public Units Represented by Certificate(s)*	Number of Navios Midstream Public Units that are Book Entry Units

Total Navios Midstream Public Units:
Name:
Name:	* Need not be completed by book-entry unitholders.

DELIVERY INSTRUCTIONS

Please return your properly completed Election Form and associated documentation to [●] at the address below. Delivery by overnight courier is recommended. Delivery will be deemed effective only when received by [●].

[●]

[●]

Attn:[●]

[●]

[●]

This election governs the Merger consideration that you, as a holder of Navios Midstream Public Units, will receive if the Merger is consummated.

Complete the box(es) in the section entitled “Election Choices” to make an election to receive:

(1)	the Common Stock Consideration for each Navios Midstream Public Unit with respect to ALL of your Navios Midstream Public Units;

(2)	the Preferred Stock Consideration for each Navios Midstream Public Units with respect to ALL of your Navios Midstream Public Units; or

(3)

mixed Merger consideration comprised of Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units.

If no box is checked, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

The election is subject to the terms, conditions and limitations set forth in the Merger Agreement and the Election Form. In particular, the Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued. Therefore, neither Navios Midstream nor Navios Acquisition can ensure that all holders of Navios Midstream Public Units will receive their election choices.

Step 1. ELECTION. I hereby elect to receive the following as consideration for my Navios Midstream Public Units:

ELECTION CHOICES

COMMON STOCK CONSIDERATION (0.42 shares of Navios Acquisition Common Stock per Navios Midstream Public Unit)

☐

Mark this box to elect to receive the Common Stock Consideration for each Navios Midstream Public Unit with respect to ALL of your Navios Midstream Public Units. Shares of Navios Acquisition Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

PREFERRED STOCK CONSIDERATION (1 share of Navios Acquisition Series E Preferred Stock per Navios Midstream Public Unit)

☐

Mark this box to elect to receive the Preferred Stock Consideration for each Navios Midstream Public Unit with respect to ALL of your Navios Midstream Public Units. Shares of Navios Acquisition Series E Preferred Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

MIXED CONSIDERATION (a combination of Common Stock Consideration and Preferred Stock Consideration)

☐

Mark this box to elect to receive the Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and the Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units. Please fill in the number of Navios Midstream Public Units for which you would like to make a Common Stock Consideration election. You will be deemed to have made an election to receive Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the remainder of your Navios Midstream Public Units.

                     Navios Midstream Public Units to receive the Common Stock Consideration.

YOU WILL BE DEEMED TO HAVE MADE AN ELECTION TO RECEIVE THE FORM OF MERGER CONSIDERATION (I.E., THE COMMON STOCK CONSIDERATION OR THE PREFERRED STOCK CONSIDERATION) ELECTED BY THE MAJORITY OF THE NAVIOS MIDSTREAM PUBLIC UNITS IN RESPECT OF WHICH ELECTIONS ARE MADE IF:

A.	You fail to follow the instructions to this Election Form or otherwise fail to make a valid election;

B.

If the following documents are not actually received by the Exchange Agent by the Election Deadline: (1) the completed Election Form and the unit certificate(s), if any, representing your Navios Midstream Public Unit(s), together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you are a broker, bank or other nominee and you cannot submit the unit certificate(s), if any, to the Exchange Agent, or otherwise complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at DTC, prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery; or

C.	You properly and timely revoke a prior election without making a new election.

For the avoidance of doubt, if you are not a broker, bank or other nominee, you are not required to transfer your Navios Midstream Public Units to the Exchange Agent in order to make an effective election.

Any unit certificate(s) received by the Exchange Agent prior to the closing of the Merger will be held in escrow pending the closing of the Merger. If the Merger is not consummated, then your unit certificate(s) (if any) will be promptly returned to you.

Shares of Navios Acquisition Common Stock and Navios Acquisition Series E Preferred Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

The Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued. Therefore, neither Navios Midstream nor Navios Acquisition can ensure that all holders of Navios Midstream Public Units will receive their election choices.

Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the unit certificate(s), in the case of Navios Midstream Public Units that are certificated, if any, or exactly as the name(s) appear(s) on Navios Midstream’s transfer records in the case of book-entry Navios Midstream Public Units. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6 and 7.

By signing below, I represent and warrant as follows:

The undersigned has full power and authority to submit, sell, assign and transfer the above-described Navios Midstream Public Unit(s), free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange each Navios Midstream Public Unit for the Common Stock Consideration or the Preferred Stock Consideration under “Election Choices” above. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

I acknowledge that, until the Navios Midstream Public Units to which this Election Form relates are exchanged in accordance with the Merger Agreement, I will not receive any consideration issuable or payable.

Sign and provide your tax identification number on the IRS Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 7.

Signature of Owner	Signature of co-owner, if any	Area Code/Phone Number

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the Navios Midstream Public Units were tendered by the registered holder(s) of the Navios Midstream Public Units, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm — Please Print

SPECIAL ISSUANCE FORM

The Merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Issuance Instructions (See Instructions 6 and 7)

To be completed ONLY if the Merger consideration is to be issued to a name that is different from the name of the registered holder(s).

Issue ☐	Navios Acquisition Common Stock to:

Issue ☐	Navios Acquisition Series E Preferred Stock to:

Name(s):
(Please Print)

Address:

Telephone Number

If completing this page for Issuance Instructions, you must obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS

(Please read carefully the instructions below)

1.

Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the Merger, [●] (the “Exchange Agent”), at the address set forth on the front of this Election Form, no later than 5:00 P.M., Eastern Time, on [●], 2018 (the “Election Deadline”). The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2.

Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.

Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return Navios Midstream Public Units through a book-entry transfer for Navios Midstream Public Units held in street name and will return any unit certificate(s) held in escrow.

4.

Method of Delivery: Your Election Form and unit certificate(s), if any, together with Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as applicable, AND, if you are a broker, bank or other nominee and you cannot submit the unit certificate(s), if any, to the Exchange Agent, or otherwise cannot complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at the Depository Trust Company, prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery, must, in each case, be delivered to the Exchange Agent. Do not send them to Navios Midstream or Navios Acquisition. Delivery will be deemed effective only when received. Delivery by overnight courier is recommended.

5.

Shares Issued in the Same Name: If the shares of Navios Acquisition Common Stock and/or Navios Acquisition Series E Preferred Stock to be issued, as applicable, to the undersigned in the Merger are to be issued in the same name as the surrendered Navios Midstream Public Units, the Election Form must be completed and signed exactly as the name(s) appear(s) on the unit certificate(s), in the case of certificated Navios Midstream Public Units, or exactly as the surrendered Navios Midstream Public Units are registered in Navios Midstream’s transfer records, in the case of book-entry Navios Midstream Public Units. If any of the Navios Midstream Public Units surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any unit certificate(s) representing Navios Midstream Public Units reflect, or in the case of a book-entry Navios Midstream Public Units, are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different names. Election Forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.

Special Issuance Instructions: If the shares of Navios Acquisition Common Stock and/or Navios Acquisition Series E Preferred Stock are to be registered in a name or names other than the name(s) that appear(s) on the surrendered units, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signature(s) Required” and the IRS Form W-9 enclosed herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov).

If the section entitled “Special Issuance Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).

If the surrendered Navios Midstream Public Units are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or to a person other than the registered owner(s), then the surrendered Navios Public Units must be endorsed or accompanied by duly executed unit powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such unit power(s) or with unit power(s) guaranteed by an Eligible Institution as provided herein.

7.

IRS Form W-9: Under the federal income tax laws, a non-exempt unitholder may be subject to backup withholding unless such unitholder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Unitholders should use the enclosed IRS Form W-9 for this purpose. If the Navios Midstream Public Units are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report.

Failure to provide the information on the form may subject the surrendering unitholder to 24% federal income tax withholding on the payment of any Common Stock Consideration or Preferred Stock Consideration. The surrendering unitholder must write “applied for” in the space for the TIN if a TIN has not been issued and the unitholder has applied for a number or intends to apply for a number in the near future. If a unitholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on the Common Stock Consideration or the Preferred Stock Consideration due to such surrendering unitholder. Please review the enclosed IRS Form W-9 instructions for additional details of what TIN to give the Exchange Agent.

Exempt unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt unitholder should indicate its exempt status on IRS Form W-9. See the enclosed IRS Form W-9 instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent or at www.irs.gov.

8.

Lost, Destroyed, Mutilated or Stolen Unit Certificates. If any unit certificate has been lost, destroyed, mutilated or stolen, the unitholder should promptly notify the Exchange Agent, [●], at [●]. The unitholder will then be instructed as to the steps that must be taken in order to replace the unit certificate. The Election Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen unit certificates have been followed. This does not apply if your Navios Midstream Public Units are held in book-entry form.

ELECTION INFORMATION BOOKLET

This information booklet is provided to holders of Navios Midstream Public Units. It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Information Statement/Prospectus which was mailed to you contemporaneously with the Election Form. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the Merger, [●] (the “Exchange Agent”).

If you have additional questions after reading these materials, please call or email Navios Midstream’s Investor Relations Department, at (212) 906-8647 or investors@navios-midstream.com.

The deadline for RECEIPT of your Election Form is 5:00 P.M., Eastern Time, on [●], 2018 (the “Election Deadline”). You may return your Election Form, unit certificate(s), if any, IRS Form W-9 or IRS Form W-8, as applicable, and Notice of Guaranteed Delivery (if applicable) at any time prior to the Election Deadline.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On October 7, 2018, Navios Acquisition and its wholly-owned subsidiary, NMA Sub LLC, (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Navios Midstream and Navios Midstream Partners GP LLC, pursuant to which Merger Sub will merge with and into Navios Midstream, with Navios Midstream continuing as the surviving entity (the “Merger”). Pursuant to the terms of the Merger Agreement (attached as Annex A to the Information Statement/Prospectus), you, as a holder of Navios Midstream Public Units, have the opportunity to elect to receive, as Merger consideration for each Navios Midstream Public Unit that you own:

(1)

0.42 shares of common stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Common Stock” and such amount of Navios Acquisition Common Stock to be received for each Navios Midstream Public Unit, the “Common Stock Consideration”); or

(2)

1 share of series E convertible preferred stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Series E Preferred Stock” and such amount of Navios Acquisition Series E Preferred Stock to be received for each Navios Midstream Public Unit, the “Preferred Stock Consideration”).

An Election Form is being mailed to each holder of record of Navios Midstream Public Units as of [●], 2018. The Election Form is to be used to make an election to receive the Common Stock Consideration or the Preferred Stock Consideration with respect to your Navios Midstream Public Units. If you also hold Navios Midstream Public Units in “street name” through a bank, broker or other nominee, you will receive election instructions from that firm.

2.	What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment of the Merger consideration for your Navios Midstream Public Units.

3.	How do I complete the Election Form?

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. You are entitled to make an election to receive Common Stock Consideration or an election to receive Preferred Stock Consideration with respect to each of your Navios Midstream Public Units.

When completed, please sign and date the Election Form and send it to the Exchange Agent, together with unit certificate(s), if any, representing the Navios Midstream Public Units, a completed and signed IRS Form W-9 or IRS Form W-8, as applicable AND, if you are a broker, bank or other nominee and you cannot submit the unit certificate(s) if any to the Exchange Agent, or otherwise cannot complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at the Depository Trust Company (“DTC”), prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery. Please see Question 14 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your Navios Midstream Public Units are held jointly, signatures of all joint owners are required.

The Election Form authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the Navios Acquisition Common Stock and/or Navios Acquisition Series E Preferred Stock in exchange for your Navios Midstream Public Units.

4.	How do I make an election if I hold my units through a bank, broker or other nominee?

If you hold your Navios Midstream Public Units through a bank, broker or other nominee, they must make an election for your Navios Midstream Public Units on your behalf in accordance with your instructions. Please instruct them how to exchange your Navios Midstream Public Units by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions.

5.	When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is [●], 2018). If you hold your Navios Midstream Public Units through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.

6.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

7.	I have received more than one set of election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own Navios Midstream Public Units in more than one manner or in more than one name. For example, you may have Navios Midstream Public Units registered directly with Navios Midstream; you may own Navios Midstream through a third party, such as a broker; or you may own Navios Midstream Public Units in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your Navios Midstream Public Units. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the units to which that Election Form applies, and you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

8.	Under the terms of the Merger Agreement, what will I receive in exchange for my Navios Midstream Public Units upon completion of the Merger?

You may, for the Navios Midstream Public Units that you own, elect to receive:

•	0.42 shares of Navios Acquisition Common Stock per Navios Midstream Public Unit (the Common Stock Consideration);

•	1 share of Navios Acquisition Series E Preferred Stock per Navios Midstream Public Unit (the Preferred Stock Consideration); or

•

Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units.

9.	Do I have to make the same election with respect to all of the Navios Midstream Public Units that I own?

No. You may specify the number of Navios Midstream Public Units with respect to which you desire to receive the Common Stock Consideration and the number of Navios Midstream Public Units with respect to which you desire to receive the Preferred Stock Consideration. For any Navios Midstream Public Units held by you that are not covered by a validly submitted Election Form, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

10.	Am I guaranteed to receive what I ask for on the Election Form?

There is no assurance that a holder of Navios Public Units that has made a valid election to receive Preferred Stock Consideration will receive any shares of Navios Acquisition Series E Preferred Stock. The Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued.

11.	Will I receive any fractional shares?

No. Navios Acquisition will not issue any fractional shares. If the application of the exchange ratio to all Navios Midstream Public Units in respect of which a holder of Navios Midstream Public Units elects to receive the Common Stock Consideration would cause such holder to receive a fraction of a share of Navios Acquisition Common Stock of 0.5 or above, then such holder will receive a full share of Navios Acquisition Common Stock. If the application of such exchange ratio would cause such holder to receive a fraction of a share of Navios Acquisition Common Stock of less than 0.5, such holder will not receive any consideration for such fractional share, which will be forfeited.

12.

What other actions do I need to take to receive the Merger consideration and how long will it take to receive Navios Acquisition Common Stock and/or Navios Acquisition Series E Preferred Stock after the effective time of the Merger?

If you have submitted a properly completed and signed Election Form, unit certificate(s), if any, representing the Navios Midstream Public Unit(s) and IRS Form W-9 or the appropriate IRS Form W-8, as applicable, to the Exchange Agent, you are not required to take any other action at or after the effective time of the Merger in order to receive the Merger consideration. The shares of Navios Acquisition Common

Stock and/or Navios Acquisition Series E Preferred Stock to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective time of the Merger, upon receipt by the Exchange Agent of an “agent’s message” from DTC or an instruction from Navios Acquisition or Navios Midstream.

Shares of Navios Acquisition Common Stock and Navios Acquisition Series E Preferred Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

13.	Will my election impact the tax consequences of the Merger to me?

The tax consequences of the Merger to you will not be impacted by whether you elect to receive the Common Stock Consideration, the Preferred Stock Consideration, or a combination of both. The tax consequences to you of the Merger will depend on the facts and circumstances of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of the Merger. You can also refer to the general description of tax consequences under the caption, “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of the Information Statement/Prospectus.

14.	How should I send in my signed documents?

You should send the Election Form and additional documentation to:

[●]

[●]

Attn: [●]

[●]

[●]

You may send your documentation registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service, which is recommended. Please do not return any documents to Navios Midstream.

15.	Are there any fees associated with the issuance of shares of Navios Acquisition Common Stock and Navios Acquisition Series E Preferred Stock in exchange for the Navios Midstream Public Units?

There are no fees associated with the exchange, unless you need to replace lost, stolen or destroyed unit certificate(s).

16.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information.

17.	What do I do if:

(a)

I want to receive a book-entry statement for shares of Navios Acquisition Common Stock and/or Navios Acquisition Series E Preferred Stock in a name other than the name in which my Navios Midstream Public Units are registered?

(b)	The owner or co-owner of the Navios Midstream Public Units is deceased?

Please complete the “Special Issuance Instructions” in the Election Form in order to transfer the shares or cash to someone else. Please refer to Instruction 6 for additional information.

18.	Will Navios Midstream Public Units continue to trade until the effective date of the Merger?

Yes. The Navios Midstream Public Units will continue to trade on the New York Stock Exchange during the election period and until the end of the trading day on the effective date of the Merger. If you sell or transfer your Navios Midstream Public Units after you have properly made an election, your election with respect to such Navios Midstream Public Units will be automatically revoked.

19.	Can I revoke my election?

At any time prior to the Election Deadline, you may change or revoke your election by submitting written notice to the Exchange Agent accompanied by a properly completed and signed revised Election Form. To revoke an election, a written notice of revocation must be RECEIVED by the Exchange Agent before the Election Deadline and must specify the name of the holder of Navios Midstream Public Units having made the election to be revoked and be signed by the holder in the same manner as the original signature on the Election Form by which such election was made. Additionally, your election will be automatically revoked if (i) the Navios Midstream Public Units subject to such election are subsequently sold or transferred or (ii) Navios Midstream or Navios Acquisition notifies the Exchange Agent in writing that the Merger Agreement has been terminated without the Merger having been completed.

20.	Who do I call if I have additional questions?

You may contact Navios Midstream’s Investor Relations Department, at (212) 906-8647 or investors@navios-midstream.com.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON [●], 2018 (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On October 7, 2018, Navios Maritime Acquisition Corporation (“Navios Acquisition”) and NMA Sub LLC, a wholly owned subsidiary of Navios Acquisition (“Merger Sub”), entered into an Agreement and Plan of Merger with Navios Maritime Midstream Partners L.P. (“Navios Midstream”) and Navios Maritime Midstream Partners GP LLC (“Navios Midstream GP”), pursuant to which Merger Sub will merge with and into Navios Midstream, with Navios Midstream continuing as the surviving entity (the “Merger”)

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Information Statement/Prospectus dated [●], 2018 and mailed to holders of record of common units of Navios Acquisition as of [●], 2018, other than Navios Acquisition, Navios Midstream and their respective subsidiaries (such units, the “Navios Midstream Public Units”), you have the opportunity to elect to receive, as Merger consideration for the Navios Midstream Public Units that you own, the following, subject to certain limitations:

1.

0.42 shares of common stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Common Stock” and such amount of Navios Acquisition Common Stock to be received for each Navios Midstream Public Unit, the “Common Stock Consideration”);

2.

1 share of series E convertible preferred stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Series E Preferred Stock” and such amount of Navios Acquisition Series E Preferred Stock to be received for each Navios Midstream Public Unit, the “Preferred Stock Consideration”); or

3.

Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units.

You will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made if:

A.	you fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.

the exchange agent for the Merger, [●] (the “Exchange Agent”), does not actually RECEIVE by the Election Deadline either (1) a completed Election Form and the unit certificate(s), if any, representing your Navios Midstream Public Unit(s), together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you cannot submit the unit certificate(s), if any, to the Exchange Agent, or otherwise complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at the Depository Trust Company (“DTC”), prior to the Election Deadline, a properly completed Notice of Guaranteed Delivery; or

C.	you properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

The Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued. Therefore, neither Navios Midstream nor Navios Acquisition can ensure that all holders of Navios Midstream Public Units will receive their election choices.

For your information and for forwarding to those of your clients for whom you hold Navios Midstream Public Units registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Election Form Information Booklet regarding the election process for holders of record of Navios Midstream Public Units;

2.

The Election Form, with instructions, that enables a holder of record of Navios Midstream Public Units to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification/social security number;

3.	The instructions to IRS Form W-9;

4.	A Notice of Guaranteed Delivery; and

5.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE.

For an election to be valid, a duly executed and properly completed Election Form, including any required signature guarantees and any other documents, including unit certificate(s), if any, should be submitted to the Exchange Agent in a timely manner and in accordance with the instructions contained in the Election Form. If you as a broker, bank or other nominee cannot submit the unit certificate(s) to the Exchange Agent or otherwise complete the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at DTC prior to the Election Deadline, you may still make an effective election by following the procedure set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Navios Midstream, or any officer, director, unitholder, agent or other representative of Navios Midstream, to any broker, dealer or other person for soliciting surrender of common units pursuant to the election (other than fees paid to the Exchange Agent for services in connection with the election and exchange process). Navios Midstream will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose common units are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Navios Midstream’s Investor Relations Department, at (212) 906-8647 or investors@navios-midstream.com. Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent.

Sincerely,

[●]

[Title]

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF NAVIOS MIDSTREAM OR THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON [●], 2018 (THE “ELECTION DEADLINE”). UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On October 7, 2018, Navios Maritime Acquisition Corporation (“Navios Acquisition”) and NMA Sub LLC, a wholly owned subsidiary of Navios Acquisition (“Merger Sub”), entered into an Agreement and Plan of Merger with Navios Maritime Midstream Partners L.P. (“Navios Midstream”) and Navios Maritime Midstream Partners GP LLC (“Navios Midstream GP”), pursuant to which Merger Sub will merge with and into Navios Midstream, with Navios Midstream continuing as the surviving entity (the “Merger”)

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Information Statement/Prospectus dated [●], 2018 and mailed to holders of record of common units of Navios Acquisition as of [●], 2018, other than Navios Acquisition, Navios Midstream and their respective subsidiaries (such units, the “Navios Midstream Public Units”), you have the opportunity to elect to receive, as Merger consideration for the Navios Midstream Public Units that you own, the following, subject to certain limitations:

1.

0.42 shares of common stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Common Stock” and such amount of Navios Acquisition Common Stock to be received for each Navios Midstream Public Unit, the “Common Stock Consideration”);

2.

1 share of series E convertible preferred stock, par value $0.0001 per share, issued by Navios Acquisition (such shares, the “Navios Acquisition Series E Preferred Stock” and such amount of Navios Acquisition Series E Preferred Stock to be received for each Navios Midstream Public Unit, the “Preferred Stock Consideration”); or

3.

Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units.

You will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made if:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.

A completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, is not actually RECEIVED by the exchange agent for the Merger, [●] (the “Exchange Agent”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

The Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios

Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued. Therefore, neither Navios Midstream nor Navios Acquisition can ensure that all holders of Navios Midstream Public Units will receive their election choices.

Because we are the holder of record for your Navios Midstream Public Units, only we can make an election for your Navios Midstream Public Units in accordance with your instructions. Please instruct us on how to exchange your Navios Midstream Public Units not later than the date that is three business days prior to the Election Deadline. If you do not instruct us as to how to exchange your Navios Midstream Public Units, we will not make an election for you and you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

Please note the following:

•

The Election Deadline is 5:00 P.M., Eastern Time, [●], 2018. You are encouraged to return your Election Form as promptly as practicable. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is three business days prior to the Election Deadline.

•

If you miss our processing deadline specified above, you will be deemed to have made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

•

The tax consequences of the Merger to you will not be impacted by whether you elect to receive the Common Stock Consideration, the Preferred Stock Consideration, or a combination of both. The tax consequences to you of the Merger will depend on the facts and circumstances of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of the Merger. You can also refer to the general description of tax consequences under the caption, “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of the Information Statement/Prospectus.

Please provide your signed instructions below:

ELECTION CHOICES

COMMON STOCK CONSIDERATION ([●] shares of Navios Acquisition Common Stock per Navios Midstream Public Unit)

☐

Mark this box to elect to receive the Common Stock Consideration for each Navios Midstream Public Unit with respect to ALL of your Navios Midstream Public Units. Shares of Navios Acquisition Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

PREFERRED STOCK CONSIDERATION 1 share of Navios Acquisition Series E Preferred Stock per Navios Midstream Public Unit)

☐

Mark this box to elect to receive the Preferred Stock Consideration for each Navios Midstream Public Unit with respect to ALL of your Navios Midstream Public Units. Shares of Navios Acquisition Series E Preferred Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

MIXED CONSIDERATION (combination of Common Stock Consideration and Preferred Stock Consideration)

☐

Mark this box to elect to receive the Common Stock Consideration for each Navios Midstream Public Unit with respect to SOME of your Navios Midstream Public Units and the Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the REMAINDER of your Navios Midstream Public Units. Please fill in the number of Navios Midstream Public Units for which you would like to make a Common Stock Consideration election. You will be deemed to have made an election to receive Preferred Stock Consideration for each Navios Midstream Public Unit with respect to the remainder of your Navios Midstream Public Units.

                    Navios Midstream Public Units to receive the Common Stock Consideration.

Account Number:

If you do not elect one of these options, the Exchange Agent will treat you as having made an election to receive the form of Merger consideration (i.e., the Common Stock Consideration or the Preferred Stock Consideration) elected by the majority of the Navios Midstream Public Units in respect of which elections are made.

The Merger Agreement provides that if holders of Navios Midstream Public Units elect (or are considered to have elected) to receive shares of Navios Acquisition Common Stock in respect of 80% or more of the Navios Midstream Public Units outstanding prior to the closing of the Merger, then all Navios Midstream Public Units will be converted into the right to receive the Common Stock Consideration and no shares of Navios Acquisition Series E Preferred Stock will be issued. Therefore, neither Navios Midstream nor Navios Acquisition can ensure that all holders of Navios Midstream Public Units will receive their election choices.

Shares of Navios Acquisition Common Stock and Navios Acquisition Series E Preferred Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Unitholder	Signature of Unitholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING UNITHOLDER. DELIVERY BY OVERNIGHT COURIER IS RECOMMENDED. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY

OF

NAVIOS MIDSTREAM PUBLIC UNITS

This form, or a facsimile transmission of this form, must be used in connection with your election if the delivery of unit certificate(s), if any, representing the Navios Midstream Public Units, or if the procedures for book-entry transfer of the Navios Midstream Public Units into the Exchange Agent’s account at The Depository Trust Company, cannot otherwise be completed prior to the Election Deadline.

This form may be delivered to the Exchange Agent by mail or facsimile transmission, and must be received by the Exchange Agent on or before 5:00 P.M., Eastern Time, on [●], 2018 (the “Election Deadline”).

The Exchange Agent is:

[●]

If delivering by mail or courier:	By facsimile transmission:
[●]	for Eligible Institutions Only:
[●]	Fax: [●]
Attn: [●]	Phone to confirm receipt: [●]
[●]
[●]

THE ABOVE FAX NUMBER CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE ELECTION.

Delivery of this form to an address other than as set forth above (or facsimile transmission to a number other than the one listed above) does not constitute a valid delivery.

The undersigned hereby surrenders to the Exchange Agent the number of Navios Midstream Public Units set forth below, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 7, 2018, by and among Navios Maritime Acquisition Corporation, NMA Sub LLC, a wholly owned subsidiary of Navios Maritime Acquisition Corporation, Navios Maritime Midstream Partners L.P. and Navios Maritime Midstream Partners GP LLC, and described in the Information Statement/Prospectus, dated [●], 2018, and the related Election Form, receipt of which are hereby acknowledged.

Number of Units Surrendered:

DTC Account Number:

Unit Certificate No(s)*

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated: , 2018
Signature(s)

*Not applicable for book-entry Navios Midstream Public Units

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, (each, and “Eligible Institution”) hereby guarantees to surrender the unit certificate(s) representing the Navios Midstream Public Units, in the case of certificated Navios Midstream Public Units, or to surrender the Navios Midstream Public Units pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (the “Depositary”), in the case of book-entry Navios Midstream Public Units, within two business days after the Election Deadline of 5:00 P.M. Eastern Time on [●], 2018.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. In the case of book-entry Navios Midstream Public Units, participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of
Firm
Authorized Signature

Address:	Name:

Title:

Telephone Number:	Dated:
( )	2018

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call or email Navios Midstream’s Investor Relations Department, at (212) 906-8647 or investors@navios-midstream.com.